EXHIBIT 3.3

AMENDED & RESTATED BYLAWS

OF

AMPEX CORPORATION

BYLAWS

OF

AMPEX CORPORATION

ARTICLE I

Office and Records

Section 1.1 Delaware Office. The registered office of Ampex Corporation (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3 Books and Records. The books and records of the Corporation may be kept at the Corporation’s principal executive offices in Redwood City, California or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

Stockholders

Section 2.1 Annual Meeting. Except as otherwise provided in Section 2.8 of these Bylaws, an annual meeting of stockholders of the Corporation shall be held at such place, date and time as shall be fixed by the Board of Directors and stated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of stockholders for the election of directors need be held if directors are elected by written consent of the stockholders in lieu of an annual meeting, as permitted by section 211 of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).

Section 2.2 Special Meetings. A special meeting of the holders of stock of the Corporation entitled to vote on any business to be considered at any such meeting may be called only by the Chairman of the Board, if any, or the President, and shall be called by the Chairman of the Board, if any, or the President or the Secretary, when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the total number of directors which the Corporation would at the time have if there were no vacancies (such total number, the “Whole Board”). Any such request shall state the purpose or purposes of the proposed meeting. The Board of Directors may designate the place of meeting for any special meeting of stockholders, and if no such designation is made, the place of meeting shall be the principal executive offices of the Corporation.

Section 2.3 Notice of Meetings. (a) Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived as provided in Section 8.1 of these Bylaws, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b) Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

(c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.4 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation or by these Bylaws, at any meeting of stockholders, whether annual or special, the holders of a majority of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 2.3 of these Bylaws, notice need not be given of the adjourned meeting.

Section 2.5 Voting. Except as otherwise set forth in the Certificate of Incorporation with respect to the rights of any holder of any series of any preferred stock, par value $1.00 per share, of the Corporation (the “Preferred Stock”), or any other series or class of stock to elect additional directors under specified circumstances, whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, such corporate action shall, except as otherwise required by law or by the Certificate of Incorporation or by these Bylaws, be authorized by the affirmative vote of the holders of a majority of the shares of stock present or represented by proxy and entitled to vote with respect to such corporate action.

Except as otherwise provided by law, or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

Section 2.6 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney.

Section 2.7 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal offices of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.8 Written Consent of Stockholders in Lieu of Meeting. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Corporation. Any such written consent shall be effective as of the effective date thereof as specified therein, provided that such date is not more than sixty (60) days prior to the date such written consent is filed as aforesaid, or, if no such date is so specified, on the date such written consent is filed as aforesaid.

ARTICLE III

Board of Directors

Section 3.1 Number of Directors. The Board of Directors shall consist of three (3) directors until changed as provided in this Article. The number of directors may be changed at any time and from time to time by vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors, or by a resolution of the Board of Directors passed by a majority of the Board, except that no decrease shall shorten the term of any incumbent director unless such director is specifically removed pursuant to Section 3.5 of these Bylaws at the time of such decrease.

Section 3.2 Election and Term of Directors. Directors shall be elected annually, by election at the annual meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of such meeting. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient. Each director shall hold office from the time of his or her election and qualification until his successor is elected and qualified or until his or her earlier resignation, removal or death; provided, however, that the initial directors shall be appointed in accordance with the plan of reorganization of the Corporation (“Plan”) and order of the United States Bankruptcy Court for the Southern District of New York confirming such Plan.

Section 3.3 Vacancies and Newly Created Directorships. Subject to the Certificate of Incorporation and the agreement dated as of October 3, 2008, between the Corporation and each of the stockholders party thereto and each person that hereafter becomes a stockholder and is required by such agreement to become a party thereto (“Stockholders’ Agreement”), vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the Board of Directors, acting by a majority of the directors then in office (although less than a quorum) or by a sole remaining director.

Section 3.4 Resignation. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 3.5 Removal. Subject to the rights of the Designated Holders or holders of any outstanding Preferred Stock, any director or the entire Board may be removed at any time, with or without cause, by vote at a meeting or by written consent of the holders of a majority of common stock entitled to vote on the election of directors.

Section 3.6 Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. An annual meeting of the Board of Directors shall be held after each annual election of directors. If such election occurs at an annual meeting of stockholders, the annual meeting of the Board of Directors shall be held at the same place and immediately following such meeting of stockholders, and no further notice thereof need be given other than this Bylaw. If an annual election of directors occurs by written consent in lieu of the annual meeting of stockholders, the annual meeting of the Board of Directors shall take place as soon after such written consent is duly filed with the Corporation as is practicable, either at the next regular meeting of the Board of Directors or at a special meeting. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, or by the President of the Corporation or by at least one-third of the directors for the time being in office, at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary or by the person or persons calling the meeting to each director by mailing the same, postage prepaid, not later than the second day before the meeting, or personally or by facsimile, telegraph, email or telephone not later than the day before the meeting, or on such shorter notice as the person or persons calling the meeting may deem necessary or appropriate under the circumstances.

Section 3.7 Quorum and Voting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws, each director shall be entitled to one vote on all matters brought before the Board, and an affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.8 Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.9 Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors in such manner and in such amounts as may be fixed from time to time by the President of the Corporation.

Section 3.10 Committees of the Board of Directors. The Board of Directors may from time to time, by resolution passed by majority of the Whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by law or the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the whole Board.

Section 3.11 Preferred Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the Certificate of Incorporation, any amendment thereto or any resolution or resolutions of the Board of Directors relating to the designations, preferences and other rights of such class or series of Preferred Stock, and such directors so elected shall not be subject to the provisions of Section 3.3 and 3.5 of this Article III unless otherwise provided therein.

ARTICLE IV

Officers, Agents And Employees

Section 4.1 Appointment and Term of Office. The officers of the Corporation shall include a President, a Secretary and a Treasurer, and may also include, without limitation, a Chairman of the Board (who must be a director), a Chief Executive Officer (“CEO”), one or more Vice Presidents, a Chief Financial Officer, one or more Assistant Secretaries, and one or more Assistant Treasurers and other officers. All such officers shall be appointed by the Board of Directors or by a duly authorized committee thereof, and shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV, together with such other powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Except as may be prescribed otherwise by the Board of Directors or a duly authorized committee thereof in a particular case, all such officers shall hold their offices at the pleasure of the Board of Directors for an unlimited term and need not be reappointed annually or at any other periodic interval. The Board of Directors may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

Section 4.2 Resignation and Removal. Any officer may resign at any time upon written notice to the Corporation. Any officer, agent or employee of the Corporation may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time. The Board of Directors or such a committee thereof may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors or such a committee. Any removal shall be without prejudice to a person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

Section 4.3 Compensation and Bond. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, or by a duly authorized committee thereof, but this power may be delegated to any officer in respect of other officers under his or her control; provided, however that the Board may empower the CEO to determine the compensation of designated officers.

Section 4.4 Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of stockholders and of the Board of Directors, and shall have such other powers and duties as may be delegated to him or her by the Board of Directors. Unless the Board otherwise specifies, the Chairman of the Board, or if there is none, the CEO, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board.

Section 4.5 President. The President shall be the CEO of the Corporation. In the absence of the Chairman of the Board (or if there be none), he or she shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall have general charge of the business affairs of the Corporation. He or she may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. The President may vote the stock or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders’ or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

Section 4.6 Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the CEO shall designate the Vice President who shall perform all the duties and may exercise any of the powers of the President.

Section 4.7 Treasurer. Unless the Board otherwise specifies, the Treasurer shall be the Chief Financial Officer of the Corporation and shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the President or the Board of Directors.

Section 4.8 Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the stockholders or directors in lieu of a meeting. The Secretary shall also perform like duties for committees of the Board of Directors when required. He or she shall attend to the giving and serving of all notices of the Corporation. He or she shall have custody of the seal of the Corporation and shall attest the same by his or her signature whenever required. He or she shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President or the Board of Directors.

Section 4.9 Assistant Treasurers. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

Section 4.10 Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

Section 4.11 Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, or, unless otherwise provided by the Board of Directors, the CEO may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE V

Indemnification And Insurance

Section 5.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that except as provided in Section 5.3 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 5.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 5.1 shall include the right to be paid by the Corporation the expenses (including without limitation reasonable attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.2 or otherwise.

Section 5.3 Right of Indemnitee to Bring Suit. If a claim under Section 5.1 or Section 5.2 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense (including without limitation reasonable attorneys’ fees) of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

Section 5.4 Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

Section 5.6 Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

Section 5.7 Contract Rights. The rights to indemnification and to the advancement of expenses conferred in Section 5.1 and Section 5.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 5.8 Effectiveness. Any repeal of this Article V shall be prospective only and no repeal or modification of this Article V shall adversely affect any right or protection that is based upon this Article V and pertains to an act or omission that occurred prior to the time of such repeal or modification. Notwithstanding anything to the contrary herein, this Article V shall not be deemed to provide any right or protection to any person with regard to any act or omission that occurred prior to the adoption of this Article V. This Section 5.8 shall not limit any rights that any person may have under Section 12.8 of the Plan.

ARTICLE VI

Common Stock

Section 6.1 Certificates. Shares of the Corporation’s stock shall be represented by certificates or shall be uncertificated, or any combination of both. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation. Shares that are represented by certificates shall be in such form or forms as shall be approved from time to time by the Board of Directors and shall be signed in the name of the Corporation: (i) by the Chairman of the Board, if any, or the President or a Vice President; and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issuance, registration and transfer of certificated or uncertificated shares of the Corporation’s capital stock. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.2 Transfers of Stock. The transfer of stock shall be subject to the restrictions set forth in the Certificate of Incorporation, the Stockholders’ Agreement, these Bylaws and by law. Transfers of stock shall be made only upon the books of the Corporation by: (a) in the case of certificated shares, the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefore, which shall be cancelled before a new certificate shall be issued; or (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these Bylaws and the General Corporation Law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board of Directors may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

Section 6.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements as it deems appropriate under the circumstances.

Section 6.4 Stockholder Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed by the Board of Directors, (l) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be at the close of business on the day on which the first written consent is expressed by the filing thereof with the Corporation as provided in Section 2.8 of these Bylaws, and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

Section 6.5 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided in the Certificate of Incorporation or by law.

ARTICLE VII

Seal

Section 7.1 Seal. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

Waiver Of Notice

Section 8.1 Waiver of Notice. Whenever notice is required to be given to any stockholder or director of the Corporation under any provision of the General Corporation Law or the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder’s attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE IX

General Provisions

Section 9.1 Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

Section 9.2 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meetings, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 9.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE X

Amendments

Section 10.1 Amendments. These Bylaws or any of them may be altered, amended or repealed, and new Bylaws may be adopted, by the affirmative vote of a majority of the Corporation’s stockholders or by the Board of Directors, provided that such alteration, amendment, repeal or adoption of new Bylaws is not inconsistent with law or with the Certificate of Incorporation.